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                                                                   EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NOVA Corporation for the registration of 1,082,969 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
April 12, 2000
Atlanta, Georgia